595 Burrard Street,

Vancouver, B.C. V7X 1L7

December 20, 2019

GreenPower Motor Company Inc.

240-209 Carrall Street

Vancouver, B.C. V6B 2J2

Attention: Fraser Atkinson, David Richardson and Michael Sieffert

LETTER OF AGREEMENT – AMENDMENT & RESTATEMENT

Bank of Montreal (“BMO”) is pleased to provide this amended and restated Letter of Agreement with respect to the credit Facilities (each a “Facility” and collectively, the “Facilities”) described herein. The letter (the “Letter of Agreement”) amends and restates the existing Letter of Agreement dated December 21, 2018 (the “Prior Letter”). The Facilities are offered (or continue to be offered, as applicable) on the terms and conditions set out in this Letter of Agreement. The Schedules listed below and attached form part of this Letter of Agreement.

Notwithstanding any other provision of this Letter of Agreement or in any applicable agreements, any Advance under any Facility hereunder will be made at BMO’s sole discretion. Any unutilized portion of any Facility hereunder may be cancelled by BMO at any time without prior notice.

Borrower:	GreenPower Motor Company Inc.
(the “Borrower”)

Guarantors:	David Richardson, Fraser Atkinson, Greenpower Motor Company, Inc. (Registered in the United States)
(the “Guarantor(s)”)

Total Facility Limit:	The total approved amount of all facilities shall not exceed USD $8,020,000.00 at any time.

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Facility # 1 (Increase)

Facility Authorization:	$8,000,000.00 USD (Previously $5,000,000.00)

Type of Loan:	Operating Demand Loan

Purpose:	Operating Financing

Interest Rate:	US Base Rate plus 1.50%. Interest is calculated monthly in arrears, and payable monthly on the last day of each month. The US Base Rate in effect as of December 20, 2019 is 5.25%.

Repayments:	Repayable on demand

Facility Fee(s):	$1,615.00 per month. This is the fee for the loan and does not include other account fees. Refer to our Better Banking Guide for other applicable fees.

Other Costs:	BMO is not obliged to permit the Advances under this Facility to exceed the Facility Authorization.

In the event the Advances under this Facility exceeds the Facility Authorization, the excess will bear interest at the Overdraft Rate, which is currently 21% per annum. BMO shall also be entitled to charge the Borrower a fee of 1% calculated on the amount of excess over the Facility Authorization or $100, whichever is greater and a $5 overdraft handling charge per item that creates or increases the excess.

Advances under this Facility are at all times to be contained within the Margin Limit as calculated below, so the aggregate of all outstanding Advances under this Facility shall at no time exceed the Facility Authorization.

Margin Limit:

The Margin Limit shall be calculated as the aggregate of the lesser of (i) the items in the described margin category, less the deductions shown, multiplied by the Advance Rate and (ii) the Cap for each of the margin categories shown.

Margin Reporting:

Information is required within 25 days after month-end, unless otherwise advised.

Documentation	Frequency
Borrowering Base Certificate	Monthly

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Aged Accounts Receivable Listing - CAD	Monthly
Aged Accounts Receivable Listing - USD	Monthly
Aged Accounts Payable Listing - CAD	Monthly
Aged Accounts Payable Listing - USD	Monthly
Inventory Listing	Monthly

Non-Std	Margin Category and Description	Deduction	Advance Rate %	Cap
No	Lender's estimated worth of good quality assigned (hypothecated) CAD and USD domiciled accounts receivable.	- Past due 61 days or more - doubtful accounts - accounts in dispute - intercompany accounts - prior claims - contra accounts - holdbacks - progress billings, lienable accounts payable	75%	N/A
No	Lender's valuation of assigned (hypothecated) finished goods inventory located in British Columbia, District of Columbia, State of Delaware, and State of California.	- obsolete inventory - advance payments - prior claims (if not deducted from accounts receivable) - work-in-progress - unsaleable inventory	50%	N/A
Yes	Unmargined Portion: First $5,000,000.00 to be un-margined. Remaining $3,000,000.00 to be margined against Accounts Receivable and Inventory per standard definition		0%	$5.0 Million

Facility # 2 (Existing)

Facility Authorization:	$20,000.00 USD

Type of Loan:	Corporate MasterCard®*

Purpose:	Operating Financing

Interest Rate:	As determined by Corporate MasterCard Agreement.

Repayments:	As determined by Corporate MasterCard Agreement.

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Facility Fee:	As determined by Corporate MasterCard Agreement.

®* MasterCard is a registered trademark of MasterCard International Incorporated. Used under license.

Conditions Precedent to Advances:

BMO will have no obligation to make any advance to the Borrower unless and until each of the conditions set out below and in Schedule C has been completed to BMO’s satisfaction

1. Completion of all loan and account documents and all Security as outlined below.

2. Compliance with all covenants, representations and warranties in all loan documents and Security.

3. Receipt of all information necessary for BMO to comply with all legal and internal requirements in respect of money laundering and proceeds of crime legislation, and "know your customer" requirements.

4. Satisfactory review by BMO of insurance policies issued to the Borrower and each Guarantor, if any, and compliance with any changes required to satisfy BMO's insurance requirements.

5. Confirmation of no material adverse change to the Borrower and the Guarantor and their respective property and assets since the latest financial statements provided to BMO.

6. Confirmation that no default or breach under this Letter of Agreement, any of the loan documents or the Security has occurred.

Security To Be Obtained::

Each of the following documents, instruments, agreements and other assurances (collectively, the

“Security”) shall be delivered to BMO prior to any advance of funds, in form and substance acceptable to BMO and its solicitors, acting reasonably:

1. Supplemental Corporate Guarantee from the Corporate Guarantor in the amount of CAD $3,840,000.00. Total corporate guarantee on file to be in amount of CAD $10,265,600.00.

2. Letter of Acknowledgement re: UCC Security Agreement with respect to loan amount referenced in Section 1(a) therein.

3. Solicitor Enforceability Opinion with respect to security delivered by Borrower to be provided by BMO’s solicitors.

4. US Solicitor Enforceability Opinion with respect to security delivered by the Corporate Guarantor.

Any other documents, instruments or agreements as may be required by BMO, acting reasonably

Security Held:

5. Personal guarantee by Mr. Fraser Atkinson in the amount of USD $2,510,000.00.

6. Personal guarantee by Mr. David Richardson in the amount of USD $2,510,000.00.

7. Corporate guarantee from Corporate Guarantor in the amount of CAD $2,525,000.00.

8. Supplemental Corporate Guarantee from the Corporate Guarantor in the amount of CAD $1,250,000.00.

9. Supplemental Corporate Guarantee from the Corporate Guarantor in the amount of CAD $2,650,600.00.

10. Registered General Security Agreement ("GSA") under PPSA providing BMO with a security interest over all present and after-acquired personal property of the Borrower with a First ranking.

11. Registered Uniform Commercial Code ("UCC") Filing with the District of Columbia with respect to the Borrower.

12. General Security Agreement executed by the Corporate Guarantor.

13. UCC Security Agreement executed by the Corporate Guarantor.

14. Registered Uniform Commercial Code ("UCC") Filing with the State of Delaware providing BMO with a security interest over all present and after-acquired personal property of the Corporate Guarantor - GreenPower Motor Company, Inc. (Registered in the United States) with a First ranking.

15. Registered Uniform Commercial Code ("UCC") Filing with the State of California providing BMO with a security interest over all present and after-acquired personal property ofthe Corporate Guarantor - GreenPower Motor Company, Inc. (Registered in the United States) with a First ranking.

16. Enforceability Opinion regarding Unifomn Commercial Code ("UCC") Filings & Corporate Guarantee from GreenPower Motor Company, Inc. (Registered in the United States).

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Covenants

As long as any Advance remains outstanding under or in connection with this Letter of Agreement, or so long as any commitment under this Letter of Agreement remains in effect, the Borrower and any Guarantor will perform and comply with the covenants set out in Schedule A.

Financial Covenants:

In addition, the Borrower and each Guarantor, as applicable, will perform and comply with the following financial covenants, based on financial statements of the Borrower or applicable Guarantor:

Financial Covenant	Description	Requirement	Frequency
Current Ratio	Current Assets/Current Liabilities	Greater Than or Equal To 1.2:1	Quarterly

Reporting Requirements:

A $50 per month fee will be applied for non compliance with reporting requirements. The application of this fee does not waive the default condition.

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Prompt notification of management letters, default notices, litigation, and any other material events

Satisfactory evidence that all taxes (including, without limitation, GST, HST, sales tax, withholdings, etc.) have been paid to date

Representations and Warranties:

The Borrower and each Guarantor, as applicable, makes the representations and warranties set out in Schedule B. All representations and warranties of the Borrower and any Guarantor, in addition to any representation or warranty provided in any document executed in connection with a Facility or any Security, shall be true and correct on the date of this Letter of Agreement and on the date of any Advance under a Facility.

Noteless Advances:

The Borrower acknowledges that the actual recording of the amount of any advance or repayment thereof under the Facilities, and interest, fees and other amounts due in connection with the Facilities, in an account of the Borrower maintained by BMO, shall constitute prima facie evidence of the Borrower’s indebtedness and liability from time to time under the Facilities; provided that the obligation of the Borrower to pay or repay any indebtedness and liability in accordance with the terms and conditions of the Facilities set out in this Letter of Agreement shall not be affected by the failure of BMO to make such recording. The Borrower also hereby acknowledges being indebted to BMO for principal amounts shown as outstanding from time to time in BMO's account records, and all accrued and unpaid interest in respect thereto, which principal and interest the Borrower hereby undertakes to pay to BMO in accordance with the terms and conditions applicable to the Facilities as set out in this Letter of Agreement.

Fees:

All costs and expense incurred by BMO in connection with this Letter of Agreement and the Facilities (including without limitation all legal, appraisal and consulting fees),and the enforcement of the Security are for the account of the Borrower.

A one-time fee (“Fee”) of $15,000.00 USD is payable by the Borrower to BMO upon acceptance of this Letter of Agreement. This fee is deemed to be earned by BMO upon acceptance of this Letter of Agreement, to compensate for time, effort and expense incurred by BMO in authorizing these Facilities.

Credit renewal fees will be payable as advised by BMO annually; at the date of this letter such fees are estimated to be $7,500.00.

All fees payable under this Letter of Agreement shall be paid to BMO on the dates due, in immediately available funds. Fees paid shall not be refundable except in the case of manifest error in the calculation of any fee payment.

Banking Services:

The Borrower shall maintain its Bank Accounts, solely with the BMO. Borrower acknowledges that the pricing (including interest, fees and charges) contained in this Letter of Agreement is contingent on the Borrower maintaining all of its operating accounts with BMO. In the event the Borrower does not do so, BMO may, at any time, in its sole discretion and without any requirement to obtain the agreement of, or provide prior notice to the Borrower, increase such pricing.

Treasury & Payment Solutions:

BMO will provide Non-Credit and treasury & payment solutions to the Borrower. A Treasury & Payment Specialist will contact the Borrower to implement BMO’s On-Line Banking for Business platform (OLBB) and discuss additional treasury & payment features such as Electronic Funds Transfer (EFT), Wire Payments, BMO DepositEdge® and Moneris® Payment Processing Solutions. BMO’s objective is to provide a package of services that are tailored to meet both the current and future needs of the Borrower in a cost efficient operating environment.

LF985 Dec 2018	Page 6 of 11

Commercial Loan Insurance Plan:

You understand that unless you submit an Application for Commercial Loan Insurance Plan (“Application”), and it has been approved by Canada Life as the insurer, you will not be covered under the Commercial Loan Insurance Plan for any facilities under this Letter of Agreement and would be ineligible to submit a claim should you undergo an insurable event.

Counterparts; Electronic Transmissions:

This agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. Any counterpart of this Agreement may be executed and circulated by facsimile, PDF or other electronic means and any counterpart executed and circulated in such a manner shall be deemed to be an original counterpart of this Agreement. All counterparts shall be construed together and shall constitute one and the same original agreement.

Governing Law:

British Columbia and the federal laws of Canada applicable therein.

Schedules:

The following Schedules are attached to and form part of this letter of agreement:
Schedule A – Covenants
Schedule B – Representations and Warranties
Schedule C – Conditions Precedent to Advances

BMO’s Legal Counsel: Guild Yule LLP Suite 2100 - 1075 West Georgia Street Vancouver, BC V6E 3C9

This Letter of Agreement amends and restates, without novation, the Prior Letter, as of December 21, 2018, without prejudice to the effect of the terms of the Prior Letter or to any actions taken under or pursuant to the Prior Letter prior to such date. The entry into effect of this Letter of Agreement shall not be deemed to waive or limit any of BMO’s rights in respect of any Event of Default then existing under the Prior Letter or any Event of Default under this Letter of Agreement which exists because of matters occurring prior to such effective date, whether or not known to BMO.

In accepting this agreement you acknowledge that if, in the opinion of BMO, a material adverse change in risk occurs including, without limitation, any material adverse change in the financial condition, business, property or prospects of the Borrower or any Guarantor, the rights and remedies of BMO, or the ability of the Borrower or any Guarantor to perform its obligations to BMO, any obligation to advance some or all of the above Facilities may be withdrawn or cancelled.

Please indicate your acceptance of the terms and conditions hereof by signing and returning one copy of this Letter of Agreement (and making payment of the above noted fee, if applicable) to BMO no later than December 27, 2019. If your acceptance of this Letter of Agreement is not received by BMO by that date, BMO shall have no obligation to proceed with any of the Facilities.

Yours truly,
BANK OF MONTREAL

By: /s/ Mario Jelic
Name: Mario Jelic
Title: Senior Relationship Manager

By: /s/ Lauren Thompson
Name: Lauren Thompson
Title: Vice President, Business Banking

LF985 Dec 2018	Page 7 of 11

Accepted and agreed to this 23rd day of December, 2019

BORROWER

GREENPOWER MOTOR COMPANY INC.

Signature:/s/ Michael Sieffert	Signature: /s/ Fraser Atkinson
Name: Michael Sieffert	Name: Fraser Atkinson
Title: CFO	Title: CEO

GUARANTORS

GREENPOWER MOTOR COMPANY, INC. (Registered in United States)

Signature: /s/ Michael Sieffert	Signature: /s/ Fraser Atkinson
Name: Michael Sieffert	Name: Fraser Atkinson
Title:Director	Title: Director

FRASER ATKINSON

Witness: /s/ Andrea Potter	Signature: /s/ Fraser Atkinson
Name: Andrea Potter	Name: Fraser Atkinson

DAVID RICHARDSON

Witness: /s/ Colby Richardson	Signature: /s/ David Richardson
Name: Colby Richardson	Name: David Richardson

LF985 Dec 2018	Page 8 of 11

SCHEDULE A

COVENANTS

1. Payment of all indebtedness due to BMO in connection with this Letter of Agreement or any Facility

2. Maintenance of corporate existence and status, if applicable

3. Payment of all taxes when due (including, without limitation, corporate, GST, HST, sales tax and withholding)

4. Compliance with all material laws, regulations and applicable permits or approvals (including health, safety and employment standards, labour codes and environmental laws)

5. Compliance with all material agreements

6. Use of proceeds to be consistent with the approved purpose

7. Notices of death of Borrower or Guarantor, default, material litigation, and regulatory proceedings to be provided to BMO on a timely basis

8. Access by BMO to books and records; BMO to have right to inspect property to which its security applies

9. No assumption of additional indebtedness or guarantee obligations by Borrower without prior written consent of

BMO

10. No liens or encumbrances on any assets except with the prior written consent of BMO

11. No change of control or ownership of the Borrower without the prior written consent of BMO

12. No disposition of property or assets (except in the ordinary course of business) without the prior written consent of BMO

13. No material acquisitions, hostile takeovers, mergers or amalgamations without BMO’s prior written approval

14. [For multiple currencies]:

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Letter of Agreement, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Letter of Agreement in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which BMO is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its principal office in Toronto, Ontario. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by BMO of the amount due, the Borrower will, on the date of receipt by BMO, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by BMO on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by BMO is the amount then due under this Letter of Agreement in the Currency Due. If the amount of the Currency Due which BMO is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower and each Guarantor jointly and severally (solidarily) agree to indemnify BMO from and against any and all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Letter of Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by BMO from time to time and shall continue in full force and effect notwithstanding any judgment or order in respect of an amount due under this Letter of Agreement or under any judgment or order.

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SCHEDULE B

REPRESENTATIONS AND WARRANTIES

1. It has the corporate status, power and authority to enter into this Letter of Agreement and any agreement executed in connection with a Facility or any Security to which it is a party, and to performs its obligations hereunder and thereunder

2. It is in compliance with all applicable laws (including environmental laws) and its existing agreements

3. Except as otherwise disclosed to BMO in writing, no consent or approval of, registration or filing with, or any other action by, any governmental authority is required in connection with the execution, delivery and performance by it of this Letter of Agreement and any agreement executed in connection with a Facility or any Security to which it is a party

4. All factual information that has been provided to BMO for purposes of or in connection with this Letter of Agreement or any transaction contemplated herein is true and complete in all material respects on the date as of which such information is dated or certified

5. No event, development or circumstance has occurred that has had or could reasonably be expected to have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower or any Guarantor

6. There is no material litigation pending against it or, to its knowledge, threatened against or affecting it

7. It has timely filed or caused to be filed all required tax returns and reports and has paid or caused to be paid all required taxes

8. It has good and marketable title to its properties and assets including ownership of and/or sufficient rights in any material intellectual property.

9. It has complied with all obligations in connection with any pension plan which it has sponsored, administered or contributed to, or is required to contribute to including, without limitation, registration in accordance with applicable laws, timely payment of all required contributions or premiums, and performance of all fiduciary and administration obligations

10. It maintains insurance policies and coverage that provides sufficient insurance coverage in at least such amounts and against at least such risks as are usually insured against in the same general area by persons in the same or a similar business

11. It is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan, credit or security agreement, or under any material instrument or agreement, to which it is a party.

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SCHEDULE C

CONDITIONS PRECEDENT TO ADVANCES

1. Evidence of corporate (or other) status and authority

2. Completion and registration (as applicable) of all Security (defined herein) and other supporting documents

3. Completion of all facility documentation and account agreements and authorities, as applicable

4. Compliance with all representations and warranties contained herein

5. Compliance with all covenants (financial and non-financial) contained herein

6. No Event of Default (defined herein) shall have occurred and be continuing

7. Compliance with all laws (including environmental)

8. Payment of all fees and expenses

9. Receipt of all necessary material governmental, regulatory and other third party approvals including environmental approvals and certificates

10. Satisfactory due diligence (including, without limitation, anti-money laundering, proceeds of crime and “know your customer” requirements and procedures, environmental and insurance due diligence)

11. Repayment of all existing indebtedness (excluding permitted indebtedness), as applicable.

12. Satisfactory review of material contracts, as applicable

13. Satisfactory review by BMO (or, at BMO’s option and the Borrower’s expense, an insurance consultant) of insurance policies issued to the Borrower(s) and/or the Guarantor(s) and compliance with any changes required to satisfy BMO’s insurance requirements

14. Disclosure of all material contingent obligations

15. Confirmation that no shares of the Borrower held by the principal shareholders have been pledged as security for any financial or other indebtedness

16. Corporate taxes of the Borrower and corporate/personal taxes of the Guarantor(s) are to be confirmed current and up-to-date

17. Satisfactory evidence that all other taxes payable by the Borrower and Guarantor(s) (including, without limitation, GST, HST, sales tax, and withholdings) have been paid to date

18. No material judgments or material legal action initiated against the Borrower and/or any Guarantor(s)

19. Any other document or action which BMO may reasonably require

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